UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment 1

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 23, 2010

AUDIOVOX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841
(I.R.S. Employer Identification No.)

180 Marcus Blvd., Hauppauge, New York	11788
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Explanatory Note

On August 24, 2010, Audiovox Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Filing”) which Original Filing, although signed by Charles M. Stoehr, Chief Financial Officer of the Company on August 24, 2010, was not filed with a conformed signature.  The Company is filing this 8-K/A to clarify that the Original Filing was signed and except as described above, no other changes have been made to the Original Filing, and this Form 8-K/A does not modify or update any other information in the Original Filing.

Item 1.01                                Entry into a Material Definitive Agreement.

On August 23, 2010, Audiovox Corporation (the "Company") entered into the First Amendment to the Credit Agreement dated as of March 31, 2010 by and among the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders (the “Credit Agreement”).  The First Amendment amends the Credit Agreement to delete the definition of “Applicable Rate” and insert a new definition and amends Schedule 3.13.

Item 9.01                                Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated as of August 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUDIOVOX CORPORATION (Registrant)

Date: August 24, 2010                                                                         BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer